EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Annual Report on Form 10-K of The Eastern Company for the year ended January 1, 2022 of our reports dated March 17, 2022 included in its Registration Statement on Form S-8 (Nos. 333-21351, 333-169169 and 333-238565) relating to the consolidated financial statements and financial statement schedule and internal controls for the two years ended January 1, 2022 listed in the accompanying index.

/s/Fiondella, Milone & LaSaracina LLP

Fiondella, Milone & LaSaracina LLP

Glastonbury, Connecticut

March 17, 2022